Exhibit 10.12

GUARANTY OF PAYMENT

l.  The Guaranty.

1.1  Guarantors’ Agreement.  JEFFREY R. ANDERSON, an individual, (hereinafter called “Guarantor”) having an office c/o Jeffrey R. Anderson Real Estate, Inc., Rookwood Tower, 3805 Edwards Road, Suite 700, Cincinnati, Ohio 45209 hereby unconditionally and irrevocably, guarantees (the “Guaranty”) to TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, 730 Third Avenue, New York, New York 10017 (the “Lender”) to pay and perform when due the Liabilities (defined below) and to pay on demand the Expenses (defined below). This Guaranty is absolute, independent and continuing under all circumstances, and is a guaranty of payment and performance, not of collection. Guarantor acknowledges that the Lender has given sufficient consideration for this Guaranty by entering into that certain Construction Loan Disbursement Agreement dated of even date herewith (the “Loan Agreement”) with ALGONQUIN COMMONS, LLC, an Illinois limited liability company, ALGONQUIN PHASE II ASSOCIATES LLC, an Illinois limited liability company, JRA ANDERSON OFFICE PARK, LLC, an Ohio limited liability company, JRA BEECHMONT TWINS, LLC, an Ohio limited liability company, JRA FAMILY LIMITED LIABILITY COMPANY, an Ohio limited liability company, MFF ASSOCIATES, LLC, an Ohio limited liability company; and TGH ASSOCIATES, LLC, an Ohio limited liability company (collectively, “Borrower”) and agreeing to make the loan (the “Loan”) to Borrower under the Loan as evidenced by that certain Promissory Note, dated of even date herewith, in the original principal amount of $21,000,000 made by Borrower in favor of Lender, (as the same may from time to time be amended, modified or restated, the “Note”) and under which there is now due and owing the principal sum of $21,000,000.00, and Guarantor acknowledges that the Lender is agreeing to make the Loan in reliance on each of the terms of this Guaranty.

1.2  Liabilities.  For all purposes of this Guaranty, the term “Liabilities” shall mean all obligations of the Borrower to the Lender of any kind whatsoever, howsoever created, arising or evidenced, whether pursuant to a covenant, representation, warranty, indemnity or other agreement of any kind, whether direct or indirect, absolute or contingent, “recourse” or “non-recourse”, or now or hereafter existing, or due or to become due, under the Loan Agreement, the Note, the Mortgage or any other Loan Document. The “Mortgage” shall mean that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement from Borrower in favor of Lender, dated of even date herewith, and the “Loan Documents” shall mean the Loan Agreement, the Mortgage, the Note, and all guaranties, security agreements and other documents defined as “Loan Documents” under the Loan Agreement or which are furnished at any time to the Lender pursuant to the Loan Agreement. Liabilities under the Loan Documents shall include the obligation to pay interest under the Note, including any interest at the post-maturity or default rate set forth in the Note (the “Default Rate”)

(whether or not such obligations survive payment in full of the Note). Each Guarantor acknowledges that the amount of the Liabilities may exceed the amount necessary to pay in full the Note and all Expenses.

Notwithstanding the foregoing, it is acknowledged and agreed that the obligations of the Guarantor on account of principal under the Loan shall be determined without reference to the fact that the Phase II Property also serves as collateral for the Phase I Loan.

Notwithstanding the foregoing, upon the satisfaction of all conditions to Release of Guaranty (as expressed below in Section 1.4 hereof) the Guarantor shall have no further liability under this Guaranty and this Guaranty shall be of no further force and effect. Upon request from the Guarantor, Lender shall promptly certify that the Guarantor has no further obligations under this Guaranty, if such be the case.

1.3  Expenses.  For all purposes of this Guaranty, the term “Expenses” shall mean all attorneys’ fees, court costs, and other legal expenses and all other costs and expenses of any kind which the Lender may at any time reasonably pay or incur in attempting to collect, compromise or enforce in any respect the Liabilities or this Guaranty, whether or not suit is ever filed, and whether or not in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceeding involving any Guarantor provided Lender is successful in the action for which such costs were incurred. If the Lender pays any such cost or expense, “Expenses” shall also include interest at the Default Rate on any such payment from the date thereof until repayment of the Lender in full.

1.4  Release of Guaranty.  Lender has heretofore made a loan to Algonquin Commons, LLC and Algonquin Phase I Associates LLC (collectively, the “Phase I Borrower”) which are affiliates of the Guarantor and the Borrower, such loan being in the amount of $77,300,000.00 (the “Phase I Loan”). The Phase I Loan is evidenced by a promissory note dated October      , 2004, in the amount of $77,300,00.00 from the Phase I Borrower to the Lender (the “Phase I Note”) and is further evidenced and secured by various “Loan Documents” as defined in the Phase I Note (all such documents being referred to herein as the “Phase I Loan Documents”). The Phase I Loan is secured by, among other things an Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement from Phase I Borrower in favor of Lender, encumbering real property that is contiguous to property encumbered by the Mortgage the (“Phase I Property”).

This Guaranty shall cease and determine at such date, if any, as (i) 95% of the rentable square footage of the improvements to be constructed upon and included within the real property encumbered by the Mortgage (the “Phase II Property”), including any improvements erected on any portion of the Phase II Property ground leased to a third party, is leased with tenants in occupancy and actually paying rent and (ii) the annual rents (excluding security deposits) under leases (including ground leases) in effect on such date are providing debt service coverage for the annual Debt Service Payments of 1.44 after payment of annual Insurance Premiums, Impositions (each such term as defined in the Mortgage, but with reference to the combined Phase I Property and Phase II Property) and operating expenses of the Property (including ground rent, if any payable by the Borrower or the Phase I Borrower). As used herein, the term “Debt Service Payments” shall have the meaning given such term in the Mortgage (but determined with reference to the Phase I Loan and the Loan combined).

Without limiting the obligations of the Guarantor hereunder, it is understood and agreed that (i) the indebtedness and Debt Service Payments under the Loan shall be measured, and the foregoing debt service coverage test applied after giving effect to any prepayment of the Loan made pursuant to Section 6.8 of the Loan Agreement, and (ii) the 95% rentable square footage shall be measured, and the associated test applied with reference to such of the improvements constructed upon the Phase II Property with the proceeds of the Loan as to which construction shall have been commenced as of the Completion Date (as defined in the Loan Agreement).

2.  Representations and Warranties.  Guarantor hereby represents and warrants to the Lender as follows:

2.1  Review of Guaranty and Loan Documents.  Guarantor has reviewed with the benefit of its legal counsel the terms of this Guaranty, the Mortgage, the Note and each other of the loan documents relating to the Loan and the Phase I Loan;

2.2  Financial Benefit to Guarantor.  Guarantor is deriving a material financial benefit from the making of the Loan to Borrower.

2.3  Organization; Authorization.  Intentionally omitted;

2.4  Enforceability.  Each obligation under this Guaranty is legal, valid, binding and enforceable against Guarantor in accordance with its terms;

2.5  Intentionally left blank.

2.6  No Existing Defaults and No Litigation.  Guarantor is not in default under any agreement, the effect of which could materially adversely affect performance of its obligations under this Guaranty. There are no actions, suits or proceedings pending or, to the best of its knowledge, threatened against Guarantor before any court or any other governmental authority of any kind which could materially adversely affect performance of its obligations under this Guaranty;

2.7  Guaranty Will Cause No Violations of Law or Other Defaults.  Neither the execution and delivery of this Guaranty nor compliance with its terms will violate any presently existing law, regulation, order, writ, injunction or decree of any court or other governmental authority of any kind, or result in any default by Guarantor under any other document or agreement of any kind;

2.8  No Misstatements or Omissions.  This Guaranty does not contain any untrue statement of fact.

2.9  ERISA.  Guarantor is not an “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”)) to which ERISA applies and Guarantor’s assets do not constitute assets of any such plan; and

2.10  Solvency.  Guarantor (i) is solvent on the date hereof and will not become insolvent as a result of the obligations incurred under this Guaranty; (ii) is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which the property of Guarantor is an unreasonably small capital; and (iii) has not intended to incur, does not intend to incur, and does not believe that it is incurring, obligations that would be beyond Guarantor’s ability to pay as such obligations mature.

3.  Agreements.  Guarantor agrees as follows:

3.1  Intentionally left blank.

3.2  Intentionally left blank.

3.3  Rescinded, Avoided or Returned Payments.  If at any time any part of any payment previously applied by the Lender to any of the Liabilities is rescinded, avoided or returned by the Lender for any reason, including the insolvency, bankruptcy or reorganization of any of the Guarantor or any other party, such Liabilities shall be deemed to have continued in existence to the extent that such payment is rescinded, avoided or returned, and this Guaranty shall be reinstated as to such Liabilities as though such prior application by the Lender had not been made.

3.4  Certain Permitted Actions of the Lender.  The Lender may from time to time, in its sole discretion and without notice to any Guarantor, take any of the following actions without in any way affecting the obligations of any Guarantor: (a) obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder; (b) obtain the primary or secondary obligation of any additional obligor or obligors with respect to any of the Liabilities; (c) extend, modify, subordinate, exchange or release any of the Liabilities; (d) modify, subordinate, exchange or release its security interest in any part of any property securing any of the Liabilities or any obligation hereunder, or extend, modify, subordinate, exchange or release any obligations of any obligor with respect to any such property; (e) alter the manner or place of payment of the Liabilities; (f) enforce this Guaranty against Guarantor for payment of any of the Liabilities, whether or not the Lender shall have (A) proceeded against any other

Guarantor or any other party primarily or secondarily obligated with respect to any of the Liabilities or (B) resort to or exhaust any other remedy or any other security or collateral; (g) foreclose on, take possession of or sell any of the collateral or security for the Liabilities or enforce any other rights under the Note, the Mortgage or any of the other Loan Documents and (h) any of the foregoing actions with respect to the Phase I Loan or the Phase I Loan Documents.

3.5  Lender’s Option to Release Any Guarantor.  The Lender may from time to time in its sole discretion release any of the Guarantor from any of its obligations hereunder or release any other obligor from any of the Liabilities without notice to any other Guarantor or any other party and without in any way releasing or affecting the liability of the other Guarantor.

3.6  Application of Payments.  The Lender may apply any payment made on account of the Liabilities toward such of the Liabilities, and in such order, as the Lender may from time to time elect in its sole discretion.

3.7  Intentionally left blank.

3.8  Certain Events Not Affecting Obligations of Guarantor.  The obligations of the Guarantor hereunder shall not be affected by any of the following: (a) the release or discharge of any other Guarantor in any creditors’, receivership, bankruptcy, reorganization, insolvency, or other proceeding; (b) the rejection or disaffirmance in any such proceeding of any of the Liabilities; (c) the impairment or modification of any of the Liabilities, or of any remedy for the enforcement thereof, or of the estate of any other Guarantor in bankruptcy, resulting from any present or future federal or state bankruptcy law or any other law of any kind or from the decision or order of any court or other governmental authority; (d) any disability or defense of any other Guarantor; (e) the cessation of the liability of any other Guarantor for any cause whatsoever; (f) any sale, assignment, transfer or other conveyance (including any conveyance in lieu of foreclosure or any collateral sale pursuant to the Uniform Commercial Code) of any of the security for any of the Liabilities, regardless of the amount received by the Lender in connection therewith; or (g) any disability or defense of any kind now existing of any Guarantor with respect to any provision of this Guaranty. However, in the event of a sale of the Property conforming with the provisions of Section 12.3 of the Mortgage, this Guaranty shall be released as to liability first arising after such a sale.

3.9  No Obligation of Lender Regarding Security Interest.  The Lender shall have no obligation to obtain, perfect or retain a security interest in any property to secure any of the Liabilities or this Guaranty, or to protect or insure any such property.

3.10  Filing of Certain Claims.  Guarantor shall promptly file in any bankruptcy or other proceeding in which the filing of claims is required by law all claims and proofs of such claims which Guarantor may have against any other Guarantor, and will collaterally assign to the Lender or its nominee all rights of Guarantor thereunder. If any Guarantor does not so file, Guarantor hereby irrevocably authorizes the Lender or its nominee to do so, either (in the Lender’s discretion) as attorney-in-fact for Guarantor, or in the name of the Lender or the Lender’s nominee. In all such cases, any party authorized to pay such claim shall pay to the Lender or its nominee the full amount thereof.

3.11  ERISA.  For so long as this Guaranty shall be continuing pursuant to Paragraph 5.1 hereof, Guarantor hereby covenants to the Lender that, for the duration of the term of this Guaranty, Guarantor will not be an “employee benefit plan” (within the meaning of Section 3(3) of ERISA) to which ERISA applies and Guarantor’s assets will not constitute assets of any such plan.

4.  Waivers. Guarantor hereby expressly waives:

4.1  Notices.  Notice of the acceptance by the Lender of this Guaranty, notice of the existence or creation of any of the Liabilities, presentment, demand, notice of dishonor, protest, notice of protest, notice of acceleration, notice of intent to accelerate, under this Guaranty and all other notices except any specifically required by this Guaranty;

4.2  Disclosures About Any Other Guarantor.  Guarantor hereby waives any obligation the Lender may have to disclose to Guarantor any facts the Lender now or hereafter may know or have reasonably available to it regarding any other Guarantor or its financial condition, whether or not the Lender has a reasonable opportunity to communicate such facts or has reason to believe that any such facts are unknown to Guarantor or materially increase the risk to Guarantor beyond the risk Guarantor intends to assume hereunder. Guarantor shall be fully responsible for keeping informed of the financial condition of each and every other Guarantor and of all other circumstances bearing on the risk of non-payment or non-performance of the Liabilities;

4.3  Diligence in Collection.  All diligence in collection of any of the Liabilities, any obligation hereunder, or any guaranty or other security for any of the foregoing;

4.4  Benefit of Certain Laws.  The benefit of all appraisement, valuation, marshalling, forbearance, stay, extension, redemption, homestead, exemption and moratorium laws now or hereafter in effect;

4.5  Certain Defenses.  Any defense based on the incapacity, lack of authority, death or disability of any other person or entity or the failure of the Lender to file or enforce a claim against the estate of any other person or entity in any administrative, bankruptcy or other proceeding;

4.6  Election of Remedies Defense.  Any defense based on an election of remedies by the Lender, whether or not such election may affect in any way the recourse, subrogation or other rights of Guarantor against any other Guarantor or any other person in connection with the Liabilities;

4.7  Defenses Relating to Collateral Sale.  Any defense based on the failure of the Lender to (a) provide notice to the Guarantor of a sale or other disposition (including any collateral sale pursuant to the Uniform Commercial Code) of any of the security for any of the Liabilities, or (b) conduct such a sale or disposition in a commercially reasonable manner;

4.8  Defenses Relating to Loan Administration.  Any defense based on the negligence of the Lender in administering the Loan or the Phase I Loan, or taking or failing to take any action in connection therewith; and

4.9 Rights of Subrogation, Contribution, Etc.  Until payment by Guarantor of all amounts claimed under this Guaranty by Lender, any rights arising because of Guarantor’s payment of any of the Liabilities, (a) against any other Guarantor, by way of subrogation of the rights of the Lender or otherwise, or (b) against any other Guarantor or any other party obligated to pay any of the Liabilities, by way of contribution or reimbursement or otherwise.

5.  Miscellaneous.

5.1  Continuing Guaranty.  Subject to the provisions of Section 1.4 of this Guaranty, this Guaranty shall in all respects be a continuing guaranty, remaining in full force and effect until all of the following have occurred: (a) all of the Liabilities have been satisfied in full, (b) all of the Guarantor’s obligations hereunder have been satisfied in full, and (c) the Loan has been repaid in full. No notice of discontinuance or revocation shall affect any of the obligations of Guarantor hereunder or any other obligor under any of the Liabilities. The Lender shall not be obligated to accept at any time any deed in lieu of foreclosure, and all obligations of Guarantor hereunder shall survive any foreclosure, reinstatement, period of redemption or any deed in lieu of foreclosure which the Lender may accept, to the extent any of the Liabilities remain unsatisfied or otherwise survive. Lender shall acknowledge that there is no further obligation under this Guaranty where (a) (b) and (c) above have occurred.

5.2  Joint and Several Obligations; Successors and Assigns.  All obligations under this Guaranty are joint and several to any other party which hereafter guarantees any portion of the Liabilities, and shall be binding upon each of them and their respective heirs, legal representatives, successors and assigns.

5.3  Assignment by the Lender.  The Lender may from time to time, without notice to any Guarantor, assign or transfer any interest in any of the Liabilities by loan participation or otherwise, and notwithstanding such assignment or transfer, such Liabilities shall remain Liabilities for purposes of this Guaranty. Each immediate and successive assignee or transferee of any interest in any of the Liabilities and this Guaranty shall, to the extent of such interest, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were the Lender. The Lender may deliver to any such assignee or transferee any financial statements delivered by any Guarantor in connection with this Guaranty.

5.4  Legal Tender of United States.  All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

5.5  Time of Essence. Time is of the essence of this Guaranty.

5.6  Definitions; Captions; Gender.  Any capitalized term not defined herein but defined in the Note shall have the same meaning herein as it has in the Note. With respect to any reference in this Guaranty to any defined term: (a) if such defined term refers to a person, or a trust, corporation, partnership or other entity, then it shall also mean all heirs, personal representatives, successors and assigns of such person or entity; and (b) if such defined term refers to a document, instrument or agreement, then it shall also include any replacement, extension or other modification thereof. Captions contained in this Guaranty in no way define, limit or extend the scope or intent of their respective provisions. Use of the masculine, feminine or neuter gender and of singular and plural shall not be given the effect of any exclusion or limitation herein.

5.7  Including Means Without Limitation.  The use in this Guaranty of the term “including”, and related terms such as “include”, shall in all cases mean “without limitation”.

5.8  Notices.  Any notice or demand provided for in this instrument shall be in writing, addressed as provided below, and shall be delivered personally, sent by certified mail, return receipt requested or sent by reputable, national overnight delivery service, charges prepaid. Notice is deemed given on the earlier of (i) actual receipt; or (ii) three days after mailing if mailed or one day after delivery to the overnight service if a service is used. All notices and demands must include reference to the application number and the mortgage number referred to in this instrument.

If to Guarantor:	Jeffrey R. Anderson Real Estate, Inc.
Rookwood Tower
3805 Edwards Road, Suite 700
Cincinnati, Ohio 45209
Attn: Jeffrey R. Anderson
Application No.: AAA-3831
Authorization ID #000576200

With a copy to:		Dinsmore & Shohl LLP
1900 Chemed Center
255 East Fifth Street
Cincinnati, Ohio 45202
Attention: Thomas J. Sherman, Esq.
Application No.: AAA-3831
Authorization ID #000576200

If to Lender:		Teachers Insurance and Annuity
Association of America
730 Third Avenue
New York, New York 10017
	Attention:	Managing Director/Portfolio
Mortgage and Real Estate Division
	Region:	Midwest/Southwest
Application No.: AAA-3831
Authorization ID # 000576200

with a copy to:		Teachers Insurance and Annuity
Association of America
730 Third Avenue
New York, New York 10017
	Attention:	Managing Counsel — New York
Investment Management Law
Application No.: AAA-3831
Authorization ID # 000576200

5.9  Entire Agreement.  This Guaranty constitutes the entire agreement of the Guarantor for the benefit of the Lender and supersedes any prior agreements with respect to the subject matter hereof.

5.10  No Modification Without Writing.  This Guaranty may not be terminated or modified in any way nor can any right of the Lender or any obligation of any Guarantor be waived or modified, except by a writing signed by the Lender and Guarantor.

5.11  Independent Obligations.  The obligations of Guarantor hereunder are independent of the obligations of any other Guarantor. In the event of any default hereunder, the Lender may institute a separate action against any Guarantor with or without joining or instituting a separate action against any other Guarantor or other obligor.

5.12  Severability.  Each provision of this Guaranty shall be interpreted so as to be effective and valid under applicable law, but if any provision of this Guaranty shall in any respect be ineffective or invalid under such law, such ineffectiveness or invalidity shall not affect the remainder of such provision or the remaining provisions of this Guaranty.

5.13  Cumulative.  The obligations of Guarantor hereunder are in addition to any other obligations it may now or hereafter have to the Lender, and shall not be affected in any way by the delivery to the Lender by Guarantor or any other guarantor of any other guaranty, or any combination thereof. All rights and remedies of the Lender and all obligations of Guarantor under this Guaranty are cumulative. In addition, the Lender shall have all rights and remedies available to it in law or equity for the enforcement of this Guaranty.

5.14  Effect of Lender’s Delay or Action.  No delay by the Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude any other exercise thereof or the exercise of any other right or remedy. No action of the Lender permitted hereunder shall in any way impair or otherwise affect any right of the Lender or obligation of Guarantor under this Guaranty. The Lender shall not be liable in any way for any decrease in the value or marketability of any property securing any of the Liabilities which may result from any action or omission of the Lender in enforcing any part of this Guaranty, the Note, the Mortgage or any other of the loan documents securing the Loan.

5.15  Governing Law.  THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

5.16  ENTIRE AGREEMENT.  THIS GUARANTY, TOGETHER WITH THE NOTE, MORTGAGE, AND THE OTHER LOAN DOCUMENTS SECURING THE LOAN, REPRESENTS THE ENTIRE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND CANNOT BE MODIFIED, SUPPLEMENTED, AMENDED, RESCINDED OR CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

5.17  WAIVER OF JURY TRIAL.  GUARANTOR AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS THAT GUARANTOR OR LENDER MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH

THIS GUARANTY, THE NOTE, THE MORTGAGE OR ANY OF THE OTHER LOAN DOCUMENTS EXECUTED BY GUARANTOR, OR IN CONNECTION WITH ANY OTHER STATEMENTS OR ACTIONS OF THE LENDER OR GUARANTOR.

5.18  Counterparts.  This Guaranty may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original.

IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of this               day of December, 2004.

GUARANTOR:

By:	/s/ JEFFREY R. ANDERSON
	Name:	JEFFREY R. ANDERSON